UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  December 8, 2010 (December 3, 2010)

Keyser Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	39-2077578
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 California Ave., Tower B-210, Bakersfield, CA 93309
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:     (661) 377-2911

621 Sherwood Circle NW, Calgary, Alberta T3R 1R3
(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements.” These statements, identified by words such as “plan,” “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” “Keyser,” and the “Company” means Keyser Resources, Inc., unless otherwise indicated.

ITEM 3.02 Unregistered Sales of Equity Securities.

On December 3, 2010, Keyser Resources, Inc. (the “Company”), completed a private placement (the “Private Placement”) of 300,000 Units to New World Petroleum Investments, Inc. (“New World”). Each Unit consisted of one share of Common Stock, $0.001 par value per share, of the Company (“Common Stock”), and one share purchase warrant (a “Warrant”). Each Warrant entitles the holder to purchase one additional share of Common Stock at a price of $1.25 per share at any time until December 3, 2013. The Company sold each Unit at a price of $1.00 per Unit, which represents total proceeds of $300,000 to the Company.

According to the terms of the Subscription Agreement executed by the Company and New World with respect to the Private Placement, New World has committed to purchase from the Company an additional 150,000 Units, which will be issued and sold on or before January 4, 2011, upon receipt of the remaining purchase price of $150,000 from New World.

The proceeds of the Private Placement will be used to make a short-term loan to American Liberty Petroleum Corp., a Nevada corporation (“ALP”), and for general operating expenses. In consideration of the loan, ALP has executed a Promissory Note payable to the order of the Company, in the original principal amount of $290,000. The Promissory Note provides that interest will accrue at the rate of six percent (6%) per annum, with all principal and accrued interest thereon being due and payable on February 28, 2010.  Alvaro Vollmers, the sole director and officer of the Company, is also the sole director and officer of ALP.  The Company and ALP are currently negotiating a possible sale by ALP to the Company of certain assets of ALP; however, they have not agreed upon final terms for such a transaction.  If such a sale is completed, the loan would be forgiven or paid in full as part of the purchase price payable by the Company for such assets.  ALP’s rights with respect to the assets in question are contingent on it making certain cash payments to a third party with respect to those assets, and ALP has agreed with the Company that $250,000 of the proceeds of the loan will be used for those payments, in order to secure the Company’s potential interests in such assets.

Upon the initial issuance of the Units in the Private Placement on December 3, 2010, New World owned 300,000 shares of Common Stock, or 4.9% of the issued and outstanding shares of the Common Stock of the Company.  If the remaining subscription obligation is fulfilled, New World will own approximately 7.2% of the outstanding Common Stock of the Company.

Neither the Units, nor the shares of Common Stock and Warrants comprising the Units, were registered under the Securities Act of 1933. The Private Placement was completed in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933. New World has represented to the Company that it is not a US person as defined in Regulation S, and that it is acquiring the securities issued by the Company for investment purposes only and not with a view towards distribution.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010	KEYSER RESOURCES, INC.

	By:	/s/ Alvaro Vollmers
President, Treasurer and Secretary

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